Exhibit 10.1

River Valley Bancorp

2014 Stock Option and Incentive Plan

1.  Plan Purpose.  The purpose of the Plan is (i) to align the personal interests of Plan Participants with those of the shareholders of the Company, (ii) to encourage key individuals to accept or continue employment or service with the Company and its subsidiaries, and (iii) to furnish incentives to such key individuals to improve operations and increase profits by providing such key individuals the opportunity to acquire Common Stock of the Company or to receive monetary payments based on the value of such Common Stock. It is intended that certain Awards granted under the Plan will qualify as performance-based compensation within the meaning of Section 162(m) of the Code, to the extent applicable.

2.  Definitions.   The following definitions are applicable to the Plan.

“Affiliate” — means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Award” — means the grant by the Committee of Incentive Stock Options, Non-Qualified Stock Options, Unrestricted Stock, Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights or any combination thereof, as provided in the Plan.

“Board” — means the Board of Directors of the Company.

“Change in Control” — means each of the events specified in the following clauses (i) through (iii): (i) any third “person” (including a group), as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the shareholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically providing that such occurrence shall not constitute a Change in Control under the Plan shall have been adopted by at least a majority of the Board of Directors of the Company.

“Code” — means the Internal Revenue Code of 1986, as amended.

“Committee” — means the Committee referred to in Section 3 hereof.

“Company” — means River Valley Bancorp, an Indiana corporation.

“Continuous Service” — means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

“Director” — means any individual who is a member of the Board of the Company or any Affiliate.

“Disability” — means, with respect to a Participant, a medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than 12 months and that entitles the Participant to income replacement benefits under the disability plan of the Company or any of its Affiliates.

“Employee” — means any person, including an officer, who is employed by the Company or any Affiliate.

“Exchange Act” — means the Securities Exchange Act of 1934, as amended.

“Exercise Price” — means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

“Incentive Stock Option” — means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan that is intended to qualify under Section 422 of the Code.

“Market Value” — means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

“Non-Qualified Stock Option” — means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Section 422 of the Code.

“Option” — means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” — means any individual selected by the Committee to receive an Award.

“Performance Criteria” — means any of the following areas of performance of the Company, or any Affiliate, as determined under generally accepted accounting principles or as reported by the Company: (i) earnings per share; (ii) return on equity; (iii) return on assets; (iv) operating income; (v) market value per share; (vi) EBITDA; (vii) cash flow; (viii) net income (before or after taxes); (ix) revenues; (x) cost reduction goals; (xi) market share; (xii) total return to shareholders; (xiii) improvements in the Company’s credit quality as measured by changes to the Company’s allowance for loan losses, the ratio of the allowance for loan losses to total loans, net of unearned income, or the ratio of net charge-offs to average loans, net of unearned income; (xiv) fee income; (xv) net interest income; (xvi) growth in loans; and (xvii) growth in deposits.

“Performance Goal” — means if the Performance Shares, Performance Units or Restricted Stock is intended to comply with Code Section 162(m), an objectively determinable performance goal established by the Committee with respect to a given award of Performance Shares, Performance Units or Restricted Stock that is based on one or more Performance Criteria and if the Performance Shares, Performance Units or Restricted Stock are not intended to comply with Code Section 162(m) any performance goal established by the Committee based on any performance criteria.

“Performance Cycle” — means the period of time, designated by the Committee, over which Performance Shares or Performance Units may be earned.

“Performance Shares” — means Shares awarded pursuant to Section 12 of the Plan.

“Performance Unit” — means an Award granted to a Participant pursuant to Section 12 of the Plan.

“Plan” — means this 2014 Stock Option and Incentive Plan of the Company.

“Reorganization” — means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

“Restricted Period” — means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 10 hereof with respect to Restricted Stock awarded under the Plan.

“Restricted Stock” — means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 10 hereof, so long as such restrictions are in effect.

“Retirement” — means, with respect to a Participant, the termination of the Participant’s status as an Employee, for any reason other than death, after having attained age 65.

“Securities Act” — means the Securities Act of 1933, as amended.

“Shares” — means the Common Stock, without par value, of the Company.

“Stock Appreciation Rights” — means an Award granted to a Participant pursuant to Section 11 the Plan.

“Unrestricted Stock” — means Shares awarded to a Participant by the Committee without any restrictions.

3.  Administration.  The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom shall be a “non-employee director” as provided under Rule 16b-3 of the Exchange Act, and an “outside director” as provided under Code Section 162(m). The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish from time to time procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan. The Committee shall, without limitation, have authority to accelerate the vesting of Awards made hereunder and to make amendments or modifications of the terms and conditions (including exercisability of the Awards) relating to the effect of termination of employment or service of a Participant.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

4.  Participants.  The Committee may select from time to time Participants in the Plan from those Directors or Employees of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

5.  Substitute Options.  In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options in substitution for Options granted by the former employer. The Committee, in its sole discretion and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

6.  Shares Subject to Plan.  Subject to adjustment by the operation of Section 13 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 150,000 Shares, all of which may be subject to grants of Incentive Stock Options. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under all forms of Awards shall not exceed 2,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which an expiration, termination, cancellation or forfeiture has occurred. Additionally, Shares that are withheld by the Company or delivered by the Participant to the Company in order to satisfy payment of the Exercise Price or any tax withholding obligation and Shares granted pursuant to an Award which is subsequently settled in cash rather than Shares, may be subject to new Awards under the Plan.

7.  General Terms and Conditions of Options.  The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (a) the Exercise Price, which shall not be less than the Market Value per Share on the date the Option is granted, (b) the number of Shares subject to, and the expiration date of, any Option, (c) the manner, time and rate (cumulative or otherwise) of exercise of such Option, (d) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option, (e) the conditions, if any, under which a Participant may transfer or assign Options, and (f) any other terms and conditions as the Committee, in its sole discretion, may determine. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

8.  Exercise of Options.

(a)  Except as provided in Section 16, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in paragraphs (c), (d) and (e) of this Section 8, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of the grant of such Option.

(b)  To exercise an Option under the Plan, the Participant must give written notice to the Company (which shall specify the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price. The date of exercise shall be the date on which such notice is received by the Company. Payment shall be made either (i) in cash (including by check, bank draft or money order), (ii) by delivering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to part or all of the Exercise Price, (iii) a combination of cash and such Shares, (iv) if the Participant may do so in conformity with Regulation T (12 C.F.R. § 220.3(e)(4)) without violating § 16(b) or § 16(a) of the Exchange Act, pursuant to a broker’s cashless exercise procedure, by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the total option price, in cash and, if desired, the amount of any taxes to be withheld from the Participant’s compensation as a result of any withholding tax obligation of the Company or any of its Affiliates, as specified in such notice, or (v) by any other means determined by the Committee in its sole discretion.

(c)  If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, Disability or Retirement, all rights under any Option of such Participant shall terminate immediately upon such cessation of Continuous Service. If the Continuous Service of a Participant is terminated by reason of death, Disability or Retirement, such Participant may exercise such Option, but only to the extent such Participant was entitled to exercise such Option at the date of such cessation, at any time during the remaining term of such Option, or, in the case of Incentive Stock Options, during such shorter period as the Committee may determine and so provide in the applicable instrument or instruments evidencing the grant of such Option. If a Participant shall cease to maintain Continuous Service for any reason other than those set forth above in this paragraph (c) of this Section 8, such Participant may exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation but only within the period of three months immediately succeeding such cessation of Continuous Service, and in no event after the expiration date of the subject Option; provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Company otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option.

(d)  In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate, the person to whom any Option held by the Participant at the time of his death is transferred by will or by the laws of descent and distribution may exercise such Option on the same terms and conditions that such Participant was entitled to exercise such Option. Following the death of any Participant to whom an Option was granted under the Plan, the Committee, as an alternative means of settlement of such Option, may elect to pay to the person to whom such Option is transferred the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

(e)  Notwithstanding the provisions of the foregoing paragraphs of this Section 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

9.  Incentive Stock Options.  Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (a) no Incentive Stock Option shall be granted more than ten years after the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted, (b) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (c) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant’s lifetime only by such Participant, (d) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000, and (e) no Incentive Stock Option may be exercised more than three months after the Participant’s cessation of Continuous Service for any reason other than death or Disability. The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years after the date such Incentive Stock Option is granted. Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option shall fail to qualify as an Incentive Stock Option, such Option shall be deemed to be a Non-Qualified Stock Option, and such Option shall be deemed to be fully authorized and validly issued under the Plan.

10.  Terms and Conditions of Unrestricted Stock and Restricted Stock.  The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant Awards of Unrestricted Stock and Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (e) of this Section 10, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 10. Unless the Committee otherwise specifically provides in the applicable instrument evidencing the grant of Restricted Stock, an Award of Restricted Stock will be subject to the following provisions:

(a)  At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The vesting of Restricted Stock may also be conditioned upon the attainment of specified Performance Goals (as defined in Section 12) within specified Performance Cycles. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this Section 10 and Section 13 hereof, the Participant as owner of such Shares shall have all the rights of a shareholder, including, but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

(b)  Except as provided in Section 15 hereof, if a Participant ceases to maintain Continuous Service for any reason other than death, Disability or Retirement, unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 10 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death, Disability or Retirement, then, unless the Committee shall determine otherwise, the restrictions with respect to the Ratable Portion (as hereinafter defined) of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The “Ratable Portion” shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant’s death, Disability, or Retirement reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death, Disability, or Retirement of the Participant.

(c)  Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 2014 Stock Option and Incentive Plan of the Corporation, and an Agreement entered into between the registered owner and the Corporation. Copies of such Plan and Agreement are on file in the office of the Secretary of the Corporation.”

At the expiration of the restrictions imposed by paragraph (a) of this Section 10, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 10 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 10.

(d)  At the time of an award of Shares of Restricted Stock, the Participant shall enter into an agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award and containing such other matters as the Committee shall in its sole discretion determine.

(e)  At the time of an award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares by the Company or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed in accordance with paragraph (a) of this Section 10 or (ii) the forfeiture of such Shares under paragraph (b) of this Section 10, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at such rate per annum as the Committee may, in its discretion, determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

11.  Stock Appreciation Rights.  The Committee may, in its discretion, grant Stock Appreciation Rights independently of or in connection with all or any part of an Option granted under the Plan. Each Stock Appreciation Right shall be subject to such terms and conditions consistent with the Plan as the Committee shall determine from time to time and as may be set forth in an Award Agreement, including the following:

(a)  A Stock Appreciation Right may be made part of an Option at the time of its grant.

(b)  Each Stock Appreciation Right will entitle the holder to elect to receive an amount in Shares (or, to the extent permitted under Section 24, in cash or in Shares, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:

(i)  the Market Value per Share of the Common Stock on the date of exercise of such right, multiplied by the number of Shares with respect to which the right is being exercised, over

(ii)  the aggregate Market Value for such number of Shares as of the date the Stock Appreciation Right was granted.

(c)  Each Stock Appreciation Right connected to an Option will be exercisable at the time, in the manner and to the extent the Option to which it relates is exercisable. Each independent Stock Appreciation Right will be exercisable according to the terms and conditions established by the Committee in the instrument evidencing the Award.

(d)  Upon the exercise of a Stock Appreciation Right connected to an Option, the Option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable. Exercise of such a Stock Appreciation Right will reduce the number of Shares purchasable pursuant to the related Option and available for issuance under the Plan to the extent of the number of Shares with respect to which the right is exercised, whether or not any portion of the payment made upon exercise of such right is made in Common Stock.

12.  Performance Shares and Performance Units.

(a)  The Committee, in its sole discretion, may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of any one or combination of Performance Goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established, in writing, by the Committee.

(b)  In the case of Performance Units, the Committee shall determine the value of Performance Units under each Award.

(c)  As determined in the discretion of the Committee, Performance Goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

(d)  At such time as it is certified, in writing, by the Committee that the Performance Goals established by the Committee have been attained or otherwise satisfied within the Performance Cycle, the Committee will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle. Payment shall be made in a lump sum following the close of the applicable Performance Cycle.

(e)  The grant of an Award of Performance Shares or Performance Units will be evidenced by an instrument containing the terms and conditions of the Award as determined by the Committee. To the extent required under Code Section 162(m), the business criteria under which Performance Goals are determined by the Committee will be resubmitted to shareholders for reapproval no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan.

(f)  If the Participant ceases Continuous Service before the end of a Performance Cycle for any reason other than Disability, death or Retirement, the Participant will forfeit all rights with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle. The Committee, in its sole discretion, may establish guidelines providing that if a Participant ceases Continuous Service before the end of a Performance Cycle by reason of Disability, death or Retirement, the Participant will be entitled to a prorated payment with respect to any Performance Shares or Performance Units that were being earned during the Performance Cycle.

(g)  If the Award of Performance Shares or Performance Units are intended to comply with Section 162(m) of the Code, the Committee shall take such additional actions, within the time periods, specified therein.

13.  Adjustments Upon Changes in Capitalization.  In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares, and the exercise price of Options, with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof.

14.  Effect of Reorganization.  Unless otherwise provided by the Committee in the instrument evidencing an Award, Awards will be affected by a Reorganization as follows:

(a)  If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 10(a) on Shares of Restricted Stock shall lapse and (ii) each outstanding Option shall terminate, but each Participant to whom an Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise the Option in full, notwithstanding the provisions of Section 9, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

(b)  If the Reorganization is a merger or consolidation, upon the effective date of such Reorganization (i) each Participant shall be entitled, upon exercise of an Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization (the “Acquisition Consideration”); (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received, which shall be subject to the restrictions set forth in Section 10(a) unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof; (iii) each Participant will be entitled, upon exercise of a Stock Appreciation Right in accordance with all the terms and conditions of the Plan, to receive the difference between (A) the aggregate fair market value, on the applicable date, of the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which might have been obtained upon exercise of the Option to which the Stock Appreciation Right relates ( or any portion thereof) immediately prior to such Reorganization and (B) the aggregate Exercise Price of such Option (or portion thereof); and (iv) each holder of Performance Shares or Performance Units (with respect to Shares, if any, covered by such Award) will be entitled to receive on the date set forth in such Award, the Acquisition Consideration receivable upon such Reorganization by a holder of the number of Shares which are covered by such Award.

15.  Effect of Change in Control.

(a)  If the Continuous Service of any Participant is involuntarily terminated, for whatever reason, at any time within 18 months after a Change in Control, unless the Committee shall have otherwise provided in the instrument evidencing the Award, (i) any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded; and (ii) with respect to Performance Shares and Performance Units, the Participant shall be entitled to receive a pro rata payment to the same extent as if the Participant ceases Continuous Service by reason of death, Disability or Retirement under Section 12 of the Plan. In the event, however, of a Change in Control that does not qualify as a “change in control” under Code section 409A and its interpretive regulations, a Participant shall not receive a pro rata payment for its Performance Shares or Performance Units until the occurrence of a distribution event that meets Code section 409A standards.

(b)  If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if an event specified in clause (ii) or clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

16.  Assignments and Transfers.  Except as otherwise determined by the Committee, neither any Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

17.  No Implied Rights.  No officer, Director, Employee or other person shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant and no officer, Director, Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

18.  Delivery and Registration of Stock.  The Company’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities law. It may be provided that any such representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities law. The Company shall not be required to deliver any Shares under the Plan prior to (a) the admission of such shares to listing on any stock exchange or quotation system on which Shares may then be listed or quoted, and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

19.  Withholding Tax.  Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six months and having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Committee determines, not to exceed the amount determined by using the maximum federal, state and local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

20.  Termination, Amendment and Modification of Plan.  The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Shares are listed or quoted), shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner adversely affect the rights of any Participant who has been granted an Award pursuant to the Plan, without the consent of the Participant to whom the Award was granted.

21.  Effective Date and Term of Plan.  The Plan shall become effective upon its adoption by the Board of Directors and shareholders of the Company and shall continue in effect for a term of ten years after the date of adoption unless sooner terminated under Section 20 hereof.

22.  Governing Law.  The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Indiana.

23.  Shareholder Rights.  Except to the extent provided with respect to an Award of Restricted Stock in accordance with Section 10, no Participant shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award unless and until certificates representing the Shares shall have been issued and delivered to the Participant.

24.  Code Section 409A Standards.  The Plan, and all Awards and all instruments evidencing Awards pursuant to the Plan, shall be effected, interpreted, and applied in a manner consistent with the standards for nonqualified deferred compensation plans established by Section 409A of the Code and its interpretive regulations (the “Section 409A Standards”). To the extent that any terms of the Plan, an instrument evidencing an Award, or an Award would subject any Participant to gross income inclusion, interest, or additional tax pursuant to Section 409A of the Code, those terms are to that extent superseded by the applicable Section 409A Standards.